Exhibit 21.1

SUBSIDIARIES OF FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

Entity Name	State of Incorporation/Formation
AirOpCo 1ASL Bermuda Ltd.	Bermuda
AirOpCo 1ET Bermuda Ltd.	Bermuda
AirOpCo 1JT Bermuda Ltd.	Bermuda
AirOpCo I SD Ireland DAC	Ireland
AirOpCo II KO Ireland DAC	Ireland
AirOpCo II ME Ireland DAC	Ireland
AirOpCo 2 UZ Ireland DAC	Ireland
Central Maine & Quebec Railway Canada Inc.	Canada
Central Maine & Quebec Railway US Inc.	Delaware
CMQ Canada LLC	Delaware
Delaware River Partners LLC	Delaware
DRP Holdco LLC	Delaware
Fortress Worldwide Transportation and Infrastructure General Partnership	Delaware
FTAI CHR JV Holdings LLC	Delaware
FTAI Energy Co 1 Ltd. (process of dissolution - postponed by KK)	Bermuda
FTAI Energy Co1 LLC	Delaware
FTAI Energy Development Holdings LLC	Delaware
FTAI Energy Downstream Holdings LLC	Delaware
FTAI Energy Holdings LLC	Delaware
FTAI Energy Marketing LLC	Delaware
FTAI Energy Partners LLC	Delaware
FTAI IES Pioneer Ltd.	Malaysia
FTAI IES Pioneer Ltd.	Malaysia
FTAI Midstream GP Holdings LLC	Delaware
FTAI Midstream GP LLC	Delaware
FTAI Midstream Holdings LLC	Delaware
FTAI Midstream Holdings LLC	Delaware
FTAI Offshore Holdings L.P.	Cayman Islands
FTAI Offshore Holdco LLC	Delaware
FTAI Offshore Pte Ltd.	Singapore
FTAI Partners Holdings LLC	Delaware
FTAI Pioneer Malaysia Shareholder LLC	Delaware
FTAI Pioneer SDN Bhd	Malaysia
FTAI Pride Chartering LLC	Marshall Islands
FTAI Pride Labuan Ltd.	Malaysia
FTAI Pride LLC	Delaware
FTAI Pride Malaysia SDN BHD	Malaysia
FTAI Railcar Holdings LLC	Delaware
FTAI Subsea 88 Ltd.	Bermuda
Intermodal Finance 1 Ltd.	Cayman Islands
Intermodal Finance III Ltd. (process of dissolution)	Bermuda
Jefferson 2012 Bond Holdings LLC	Delaware
Jefferson 2010 Bond Holdings LLC	Delaware
Jefferson Docks I LLC	Delaware
Jefferson DRE Liabilities LLC	Delaware

Exhibit 21.1

Entity Name	State of Incorporation/Formation
Jefferson Energy Canada ULC	Canada
Jefferson Energy Canco LLC	Delaware
Jefferson Energy Marketing LLC	Delaware
Jefferson Ethanol Holdings LLC	Delaware
Jefferson Gas Processing LLC	Delaware
Jefferson Gulf Coast Energy Holdings LLC	Delaware
Jefferson Gulf Coast Energy Partners LLC	Delaware
Jefferson Gulf Coast Management LLC	Delaware
Jefferson Gulf Coast Real Estate LLC	Delaware
Jefferson Pipeline I LLC	Delaware
Jefferson Railport Terminal I (Texas) LLC	Texas
Jefferson Railport Terminal I LLC	Delaware
Jefferson Railport Terminal II Holdings LLC	Delaware
Jefferson Railport Terminal II LLC	Delaware
Jefferson Storage I LLC	Delaware
Jefferson Terminal Logistics LLC	Delaware
Jefferson Truck Terminal I LLC	Delaware
JGC Investment Holdings LLC	Delaware
JGP Energy Partners LLC (f/k/a Jefferson Ethanol Partners LLC)	Delaware
Ohio River Partners Finance LLC	Delaware
Ohio River Partners Holdco LLC	Delaware
Ohio River Partners LLC	Delaware
Ohio River Partners Shareholder LLC	Delaware
Railroad Acquisition Holdings LLC	Delaware
WWTAI AirOpCo 1Bermuda Ltd.	Bermuda
WWTAI AirOpCo 2 Bermuda Ltd.	Bermuda
WWTAI AirOpCo 3 Bermuda Ltd.	Bermuda
WWTAI AirOpCo I USA LLC	Delaware
WWTAI AirOpco II DAC	Ireland
WWTAI AirOpCo Malta Limited	Malta
WWTAI Container 1 Ltd.	Bermuda
WWTAI Container Holdco Ltd. (f/k/a WWTAI Container GP 1 Ltd.)	Bermuda
WWTAI Finance Ltd.	Bermuda
WWTAI IES MT6015 Ltd.	Malaysia
WWTAI Offshore Co 1 Ltd.	Bermuda